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Anchin, Block & Anchin LLP
Accountants and Consultants

1375 Broadway
New York, New York 10018
(212) 840-3456
FAX (212) 840-7066




                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM





          We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of the RSI Retirement Trust. Post-Effective Amendment No. 26 to the Registration Statement Under The Securities Act of 1933 and Amendment Number 28 to the Registration Statement Under the Investment Company Act of 1940 on Form N-1A of our report dated November 11, 2004, relating to the financial statements and financial highlights of the RSI Retirement Trust. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus.

          We also consent to the reference to our firm under the captions "Counsel and Independent Registered Public Accounting Firm" in the Prospectus.





                                                  Anchin, Block & Anchin LLP






          January 28, 2005





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                      e-mail: info@anchin.com
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